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                                                                    EXHIBIT 10.3


                                PROMISSORY NOTE


$450,000.00                    Dallas, Texas                    February 7, 1996


     For value received, the undersigned, 2 DAY VIDEO, INC., a Texas corporation (the "Maker"), hereby promises to pay to the order of CINEMARK USA, INC., a Texas corporation (the "Lender"), at Suite 800 - LB 9, 7502 Greenville Avenue, Dallas, Texas 75231, or at such other place as from time to time may be designated by the holder of this Note, in lawful money of the United States of America, the principal sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($450,000.00), with interest on the principal balance from time to time remaining unpaid from the date hereof until default or maturity at a varying rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) a rate per annum, calculated on the basis of the actual number of calendar days elapsed but computed as if each year consisted of 365 days, equal to the Base Rate (as hereinafter defined). Principal amounts borrowed hereunder may be prepaid, but may not be reborrowed. Each change in the interest rate to be charged hereunder shall become effective without notice to the Maker on the effective date of each change in the Maximum Rate or the Base Rate, as the case may be. Notwithstanding the foregoing, if, at any time, the Base Rate shall exceed the Maximum Rate, thereby causing the interest hereon to be limited to the Maximum Rate as provided for in clause (a) preceding, then any subsequent reductions in the Base Rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Base Rate had been in effect at all times in the period during which the rate charged hereon was limited to the Maximum Rate. All past due principal and interest shall bear interest from maturity until paid at a varying rate per annum equal to the lesser of (a) the Maximum Rate or (b) a rate per annum, calculated on the basis of the actual number of calendar days elapsed but computed as if each year consisted of 365 days, equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

     As used herein the term "Base Rate" means the rate of interest equal to the sum of the rate of interest designated in The Wall Street Journal from time to time as the Prime Rate, which rate is merely a reference rate and is not intended to be the lowest rate of interest charged by banks in connection with extensions of credit to debtors, plus two percent (2%); the term "Default Rate" means the rate of interest equal to the sum of (i) the Base Rate and (ii) five percent (5%); the term "Maximum Rate" means the maximum interest rate permitted under applicable law; and the term "applicable law" means the applicable laws of the State of Texas or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.





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     This Note is due and payable in eighteen (18) consecutive monthly installments beginning March 1, 1996 and on or before the first day of each month thereafter until the whole amount of principal and accrued interest is paid. The first seventeen (17) installments shall be in the amount of Twenty-seven Thousand and No/100 Dollars ($27,000.00) each, which amount shall include both principal and interest accrued thereon to the date of such installment. The final installment on August 1, 1997 shall be in an amount equal to the entire unpaid principal balance hereof plus all accrued, unpaid interest thereon.

     In the event that at maturity or final payment of this Note, whether arising by acceleration, prepayment, the passage of time or otherwise, the total amount of interest paid or accrued hereon is less than the total amount of interest that would have accrued hereon if a varying rate per annum equal to the Base Rate had at all times been in effect, then on such date of maturity or final payment, to the fullest extent permitted by applicable law, the Maker shall pay a final interest payment hereon equal to the amount by which the amount of interest actually accrued or paid hereon through such date is less than the lesser of (a) the amount of interest which would have accrued hereon if the highest lawful rate had at all times been in effect, or (b) the amount of interest which would have accrued hereon if the Base Rate had at all times been in effect.

     Each payment received by the Lender shall be applied first to late charges and collection expenses, if any, then to the payment of accrued but unpaid interest due hereunder, and then to the reduction of the unpaid principal balance hereof.

     Should default be made in the payment of any installment of principal or interest and continue without cure for ten (10) days after the same installment is herein permitted to be paid, the Lender may, at the Lender's option, exercise any or all of the rights, remedies, powers and privileges afforded it under applicable law, including, without limitation, the right to declare the unpaid principal balance of this Note, together with all accrued but unpaid interest on such principal balance, immediately due and payable without demand or notice and to offset against amounts then due and owing on this Note and sums deposited by the Maker with the Lender or otherwise owed to the Maker by the Lender. In the event this note, or any part hereof, is collected through bankruptcy or other judicial proceedings by an attorney or is placed in the hands of an attorney for collection after maturity, then the Maker agrees and promises to pay a reasonable attorney's fee for collection.

     No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Maker and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Except as may be otherwise provided herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.
If this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in





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the hands of an attorney for collection after default or maturity, the Maker agrees to pay all costs of collection, including reasonable attorney's fees.

     All agreements between the Maker and the Lender, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the Lender for the use, forbearance or detention of the funds evidenced hereby or otherwise or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Maker. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Maker and the Lender relating to the indebtedness evidenced hereby:

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAWS RULES THEREOF.

     EXECUTED as of the date first set forth above.


                         THE MAKER

                         2 DAY VIDEO, INC.


                         By:  /s/ Walter J. Hebert
                              ----------------------------------------
                              Walter J. Hebert
                              President





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